This correspondence confirms the agreement entered into by and between Arazu, Inc., a Florida Corporation (the “Company”) with and David Lovatt, an individual (the “Service Provider”).

Whereas, the Service Provider shall perform certain services (the “Services”) rendered to the Company and desires to be compensated for such services in cash and shares of common stock of the Company (the “Common Shares”) and the Company desires to compensate the Service Provider with cash and Common Shares as set forth herein. Now therefore, in consideration of the mutual promises and covenants the Company and Service Provider acknowledge and agree as follows:

1.

Service Provider is to provide the following services to the Company:

a.

Corporate services such as advise on US bank account procedures and requirements

b.

Incorporation of the Company in Florida

c.

Location of Corporate agent

d.

Website design and liaison with Web Development services

e.

Business Plan development

f.

Marketing Services

g.

Software Development Introductions

h.

Project Management Services

2.

The Services Provider is to commence the Services on April 1st 2014 and completed the Services on September 30th 2014.

3.

The Services are to be provided in a professional and workman like manner in accordance with good industry practices.

4.

The Service Provider is an independent contractor and not an employee or agent of the Company.  The Company did not, will not and is not required to make social security, workers’ compensation, or unemployment insurance payments on behalf of the Service Provider.

5.

As payment for the services, the Service Provider shall receive 1,020,000 of the Common Shares in total plus $5,000 per month. The shares shall be issued upon signing. The cash portion is earned monthly, but can be accrued until the contract is complete by mutual agreement.

6.

Upon issuance the Common Shares shall be validly issued, fully paid and non-assessable.

7.

Agreed and Accepted on this 1st day of March 2014.

Arazu, Inc.

By :________________________     (Signature)

       Paul Clewlow     (Print Name)

Service Provider

By : ________________________     (Signature)

        David Lovatt    (Print Name)

2